EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

     Unless noted as a Texas corporation, all subsidiaries are formed under local law.


DASYTEC USA, Incorporated, a New Hampshire corporation
National Instruments Australia Corporation, a Texas corporation
National Instruments Belgium N.V., Belgium
National Instruments Brazil, Brazil
National Instruments Canada Corporation, a Texas corporation
National Instruments China Corporation, a Texas corporation
National Instruments (Czech Republic) s.r.o., Czech Republic
National Instruments Corporation (UK) Limited, United Kingdom
National Instruments de Argentina S.R.L.
National Instruments de Mexico, S.A. de C.V., Mexico
National Instruments Engineering GmbH, Germany
National Instruments Engineering GmbH & Co. KG, Germany
National Instruments Europe Corporation, a Texas corporation
National Instruments Europe Software and Hardware Manufacturing Limited
  Liability Company Kft., Hungary
National Instruments Finland Oy, Finland
National Instruments France Corporation, a Texas corporation
National Instruments Germany GmbH, Germany
National Instruments Gesellschaft m.b.H., Salzburg, Austria
National Instruments Hellas Measurement and Automation Systems, E.P.E., Greece National Instruments Hong Kong Limited, Hong Kong
National Instruments (Ireland) Limited, Ireland
National Instruments Instrumentacija, avtomatizacija in upravljanje procesov
  d.o.o., Slovenija
National Instruments International Holdings B.V., Netherlands
National Instruments Israel Ltd., Israel
National Instruments Italy s.r.l., Italy
National Instruments Japan Kabushiki Kaisha, Japan
National Instruments (Korea) Corporation, Korea
National Instruments Netherlands B.V., Netherlands
National Instruments New Zealand Limited, New Zealand
National Instruments Poland Sp.Zo.o, Poland
National Instruments Portugal Unipessoal Lda, Portugal
National Instruments Russia Corporation, a Texas corporation
National Instruments Scandinavia Corporation, a Texas corporation
National Instruments Services B.V., Netherlands
National Instruments Services GmbH, Germany
National Instruments Services GmbH & Co. KG, Germany
National Instruments Singapore (PTE) Ltd., Singapore
National Instruments Spain, S.L., Spain
National Instruments Sweden A.B., Sweden
National Instruments Switzerland Corporation, a Texas corporation
National Instruments Taiwan Corporation, a Texas corporation
NI Solutions (Proprietary) Limited, South Africa
NI Systems (India) Private Limited, India
N.I. Export (Barbados) Ltd.
Shanghai NI Instruments LTD, China
Virtual Instruments SDN BHD, Malaysia
WorldSoft, Ltd., United Kingdom